                                   MEGABIOS CORP.
                   1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             NONSTATUTORY STOCK OPTION

                                  (INITIAL GRANT)

________________________, Optionholder:

On __________________, 199___ (the "Grant Date"), an option was automatically granted to you (the "Optionholder") pursuant to the Megabios Corp. (the "Company") 1998 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase shares of the Company's common stock ("Common Stock"). This option is NOT intended to qualify and will NOT be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Defined terms not explicitly defined in this nonstatutory stock option but defined in the Plan shall have the same meaning as in the Plan.

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for Non-Employee Directors (as defined in the Plan).

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is twenty-five thousand (25,000) shares.

     2. The exercise price of this option is _________________________ ($________) per share, such amount being equal to the Fair Market Value of the Common Stock on the Grant Date.

     3. This option shall vest and become exercisable as to 1/4th of the shares on the date twelve months from the Grant Date (indicated above) and 1/48th of the shares in equal monthly installments thereafter over the next 36 months, provided that vesting will cease upon the termination of your Continuous Service.

     4. The term of your option commences on the Grant Date and expires upon the EARLIEST of the following:

          (a) twelve (12) months after the termination of your Continuous Service for any reason, including Disability, other than death;

          (b) eighteen (18) months after the termination of your Continuous Service due to your death; or

          (c)  the tenth (10th) anniversary of the Grant Date.

     5. (a) You may exercise this option, to the extent specified above, by delivering a Notice of Exercise (in the form attached to this option or in such other form as the Company may designate) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. You may exercise this option only for whole shares.

          (b) You may elect to pay the exercise price under one of the following alternatives:

               (i)    Payment in cash or check at the time of exercise;

               (ii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

               (iii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings (generally six months) or were not acquired, directly or indirectly from the Company, owned free and clear of any liens, claims, encumbrances or security interests, and valued at its Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time your option is exercised, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, your option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock; or

               (iv) Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

          (c) By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     6. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

     7. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     8. This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 7 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     9. Notwithstanding anything to the foregoing, this option shall NOT be exercisable in whole or in part unless and until the Company's shareholders have approved the Plan.

     Dated the ____ day of _______________, 19___.

     Very truly yours,

     MEGABIOS CORP.

          By:
              ---------------------------------------------------
              Duly authorized on behalf of the Board of Directors

The Undersigned:

          (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

          (b) Acknowledges that as of the Grant Date of this option, it sets forth the entire understanding between the undersigned Optionholder and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company and (ii) the following agreements only:

     NONE:
           -----------------------------------

     OTHER:
           -----------------------------------
           -----------------------------------
           -----------------------------------

                                               --------------------------------
                                               Optionholder

ATTACHMENTS: 1998 Non-Employee Directors' Stock Option Plan; Notice of Exercise

                                 NOTICE OF EXERCISE

Megabios Corp.
863A Mitten Rd.
Burlingame, CA  94010                      Date of Exercise:
                                                             -----------------

Ladies and Gentlemen:

     This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

     Stock option dated:
                                          -----------------------
     Number of shares as to which
     option is exercised:
                                          -----------------------
     Certificates to be
     issued in name of:
                                          -----------------------
     Total exercise price:               $
                                          -----------------------
     Cash payment delivered
     herewith:                           $
                                          -----------------------
     Value of __________ shares
     of Common Stock delivered
     herewith (1):
                                          -----------------------

     By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company's 1998 Non-Employee Directors' Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                       Very truly yours,

                                       ---------------------------------------

----------------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.